EXHIBIT 32.2

Neurogen Corporation
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

  I am the Executive Vice President and Chief Business Officer of Neurogen Corporation (the "Company").

  To the best of my knowledge:

    The Company's Annual Report on Form 10-K for the year ended December 31, 2004 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

    The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Stephen R. Davis
------------------------

Stephen R. Davis
Executive Vice President and
Chief Business Officer
Date: March 11, 2005